EXHIBIT 3.0
                                     ___________

               Certificate of Amendment of Certificate of Incorporation
                      of Southern Security Financial Corporation

                               CERTIFICATE OF AMENDMENT
                                          OF
                             CERTIFICATE OF INCORPORATION
                                         OF
                       SOUTHERN SECURITY FINANCIAL CORPORATION


                    SOUTHERN SECURITY FINANCIAL CORPORATION (the
          "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY THAT:

                    1.   The certificate of incorporation of the
          corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:


                                        FIRST


                    The name of this Corporation is SOUTHERN SECURITY BANK CORPORATION.

                    2. The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

                    IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by James Wilson, its president, this ____ day of November, 1997.



                                   SOUTHERN SECURITY FINANCIAL CORPORATION


                                   By: s/James Wilson
                                      ____________________________________
                                      James Wilson, President